SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 8, 1998



                                  NUMEREX CORP.
                                  -------------
             (Exact name of registrant as specified in its charter)



        New York                      0-22920                11-2948749
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   (State of other jurisdiction   (SEC File Number)         (IRS Employer
   of incorporation)                                       Identification No.)


     100 Four Falls Corporate Center, Suite 407, Route 23 and Woodmont Road
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                        West Conshohocken, PA 19428-2961
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                    (Address of principal executive offices)



Registrant's telephone number, including area code   (610) 941-2844
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          (Former name or former address, if changed since last report)


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Item 5.  Other Events.
         Numerex Corporation announced on July 8, 1998 that John J. Reis, having completed his initial assignment, for personal reasons, has decided to step down as President, Chief Executive Officer and as a Director of the Company. Gordon
T. Ray has been appointed to serve as Chairman of the Board of Directors and as acting Chief Executive Officer of the Company. Mr. Kenneth Manser, who previously served as Chairman of the Company, will remain as a Board member. Mr. Manser steps down as Chairman to devote full time to the development of the Derived Channel business in foreign markets. Mr. Reis will consult with the Company during a transitionary period.
         Gordon T. Ray has served as a Director of the Company since October 1995. Mr. Ray is currently President of Global Information, Ltd., a technology marketing consulting company. Prior to that, he served as Executive Vice President of NEC America, an equipment manufacturing company. Mr. Ray is also a director of the Telecommunication Industry Association and a member of the board of governors of the Electronic Industries Alliance, trade associations for communication and electronic manufacturing companies, respectively.

                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     NUMEREX CORP.


DATE: July 15, 1998                        By:  /s/ Charles L. McNew
                                                ---------------------
                                                Charles L. McNew, Vice President
                                                and Chief Financial Officer